UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): August 7, 2017

Alico, Inc.
(Exact name of registrant as specified in its charter)

Florida	0-261	59-0906081
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10070 Daniels Interstate Court, Suite 100, Fort Myers, FL 33913
(Address of principal executive offices)(Zip Code)

239-226-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. 230.425)

Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14D-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

Section 2	Financial Information
Item 2.02	Results of Operations and Financial Condition

On August 7, 2017, Alico, Inc. issued a press release announcing its financial results for the three and nine months ended June 30, 2017. A copy of the press release is furnished within this report as Exhibit 99.1.

The information contained in Item 2.02 of this report and related financial information in the press release attached to this report is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Section 5	Corporate Governance and Management
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Board of Directors of Alico, Inc. (the “Company”) appointed Richard Rallo as the Company’s Chief Accounting Officer, effective as of June 30, 2017. Mr. Rallo will be responsible for all corporate treasury and accounting functions for Alico, Inc. and its subsidiaries.

Mr. Rallo, age 53, was employed by American Medical Alert Corp. ("AMAC"), a company involved in the manufacturing and distribution of personal emergency response systems and provider of telephone answering services, over the past 16 years in different capacities including Chief Financial Officer and most recently served as AMAC’s Chief Operating Officer and Chief Service Officer. AMAC was a publicly traded company until it was acquired by Turnstall in December 2011 at which time AMAC began doing business as Turnstall Americas. Prior to his involvement with AMAC, he held similar financial positions with Tradewell, Inc., a barter company, and Connoisseur Communications Partners L.P., a company that owned and operated radio stations. Mr. Rallo started his career in public accounting for Touche Ross & Co. and Margolin, Winer & Evens LLP.  He is a Certified Public Accountant and has a BS in accounting from the University of Denver.

There are no arrangements or understandings between Mr. Rallo and any other persons pursuant to which he was selected as Chief Accounting Officer. There are no family relationships between Mr. Rallo and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended.

On June 19, 2017, the Company entered into an employment offer letter (the “Offer Letter”) with Mr. Rallo establishing his compensation. Mr. Rallo’s annual base salary will be $225,000 and he will be eligible for discretionary performance bonuses of up to 25% of his annual salary. Mr. Rallo’s employment with the Company is at-will.

The foregoing is only a brief description of the Offer Letter and is qualified in its entirety by reference to the Offer Letter, a copy of which is filed as Exhibit 10.1 to this Form 8-K. A copy of the press release dated August 7, 2017 publicly announcing Mr. Rallo’s appointment is filed with this Form 8-K as Exhibit 99.1.

Section 9	Financial Statements and Exhibits
Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

10.1	Offer of Employment Letter dated June 16, 2017 between Richard Rallo and Alico, Inc.
99.1	Alico, Inc. Press Release dated August 7, 2017 (furnished herewith but not filed with respect to Item 2.02).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 7, 2017	ALICO, INC.

	By:	/s/ John E. Kiernan

John E. Kiernan
Senior Vice President and Chief Financial Officer